Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

CRH public limited company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Equity	Ordinary Shares of €0.32 each (“Ordinary Shares”) under the CRH 2021 Savings-Related Share Option Scheme – (Republic of Ireland)	Other	250,000(3)(4)	$56.27	$14,067,500.00	0.0001102	$1,550.24

Equity	Ordinary Shares under the CRH 2021 Savings-Related Share Option Scheme – (United Kingdom)	Other	2,000,000(3)	$56.27	$112,540,000.00	0.0001102	$12,401.91

Equity	Ordinary Shares under the CRH plc 2014 Deferred Share Bonus Plan	Other	330,000(3)	$56.27	$18,569,100.00	0.0001102	$2,046.31

Equity	Ordinary Shares under the CRH plc 2013 Restricted Share Plan	Other	102,500(3)	$56.27	$5,767,675.00	0.0001102	$635.60

Equity	Ordinary Shares under the CRH 2010 Savings-Related Share Option Scheme – (Republic of Ireland)	Other	65,000(3)	$56.27	$3,657,550.00	0.0001102	$403.06

Equity	Ordinary Shares under the CRH 2010 Savings-Related Share Option Scheme – (United Kingdom)	Other	75,000(3)	$56.27	$4,220,250.00	0.0001102	$465.07

Equity	Ordinary Shares under the CRH Roadstone Limited Share Participation Scheme	Other	610,000(3)	$56.27	$34,324,700.00	0.0001102	$3,782.58

Equity	Ordinary Shares under the CRH Finance DAC Share Participation Scheme	Other	30,000(3)	$56.27	$1,688,100.00	0.0001102	$186.03

Equity	Ordinary Shares under the CRH Group Services Limited Share Participation Scheme	Other	475,000(3)	$56.27	$26,728,250.00	0.0001102	$2,945.45

Equity	Ordinary Shares under the Irish Cement Limited Share Participation Scheme	Other	580,000(3)	$56.27	$32,636,600.00	0.0001102	$3,596.55

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Equity	Ordinary Shares under the Irish Shared Administration Services Centre Limited Share Participation Scheme	Other	30,000(3)	$56.27	$1,688,100.00	0.0001102	$186.03

Equity	Ordinary Shares under the Opterra Wössingen GMBH (Irish Branch) Share Participation Scheme	Other	2,000(3)	$56.27	$112,540.00	0.0001102	$12.40

Equity	Ordinary Shares under the CRH plc 2014 Performance Share Plan	Other	14,000,000(3)	$56.27	$787,780,000.00	0.0001102	$86,813.36

Total Offering Amounts					$1,043,780,365.00		$115,024.60

Total Fee Offsets							—

Net Fee Due							$115,024.60

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional Ordinary Shares of the Registrant which may become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without consideration which results in the increase in the number of the Registrant’s outstanding Ordinary Shares. In addition, this Registration Statement (i) pursuant to Rule 416(c) under the Securities Act, also covers an indeterminate amount of interests to be offered or sold pursuant to certain of the employee benefit plans described herein, and (ii) registers the resale of shares of Ordinary Shares by certain selling securityholders identified in the Reoffer Prospectus included in and filed with the Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3) under the Securities Act.

(2)

Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based on the reported average of the high and low prices of the Registrant’s American Depositary Shares as reported on the New York Stock Exchange on August 18, 2023.

(3)	Represents number of Ordinary Shares reserved for awards under the applicable equity incentive plan.